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EXHIBIT 10.01
                           CONSULTING FEE AGREEMENT

Agreement dated July 7, 1999, by and among Cordless Power Corporation, its subsidiaries and assigns, a Florida corporation, whose principal place of business is located at 355 Interstate Boulevard, Sarasota, Florida, 34240 (the "Company") and United Funding Solutions, Inc., a Florida corporation whose principal place of business is located at 235 Sunrise Avenue, Suite C24, Palm Beach, Florida, 33480 (the "Consultant").

BACKGROUND INFORMATION

The Company desires to retain the services of the Consultant to provide consulting services to the Company and the Consultant desires to provide such services upon the terms and conditions set forth herein. Accordingly, in consideration of the mutual covenants hereinafter set forth, and superceding all agreements, written or oral pertaining to battery sales and services between the companies, the parties agree as follows:

OPERATIVE PROVISIONS

1. Consultant Services. Subject to the terms and conditions of this Agreement, the Consultant shall provide consulting services to the Company in connection with its battery projects. The Consultant has no minimum or maximum time limits in performing its duties hereunder. The Consultant is required to assist the Company on an as-needed basis in the successful management of its battery operations. Consultant shall retain one (1) seat on the Parent Corporation's Board of Directors, (Diversified Resources Group, Inc., "DRGI").

2. Compensation. The Company shall pay the Consultant according to the following schedule: $100,000.00 per year, paid bi-weekly.

 -- 10,000,000 post-reverse DRGI shares, subject to the terms and conditions below.

2.1 Grant of Stock. In consideration of service to the Company and for good and valuable consideration, the Company grants to the Grantee 10,000,000 post-reverse shares of the Company's common stock which equates to an initial value of $250,000.00 based upon a $0.025 stock price (the "Performance Shares") in accordance with, and subject to, the terms and conditions of the Plan, and subject to the conditions described below. The Grantee's rights with respect to the Performance Shares shall be governed by the terms of the Plan. Allocation of all consideration among the Grantee shall be by notification signed by both parties.

2.2 Adjustments in Number of Shares. In the event that the shares of the Company's common stock are changed into or exchanged for a different number of kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the number and kind of adjustment made by the Company's Board of Directors shall be final and binding upon the Grantee, the Company and all other interested persons.

2.3 Vesting. The Grantee's interest in the Performance Shares will become fully vested and nonforfeitable upon the Grantee's achievement of the provisions listed in 2.4.



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2.4 Gross Profit Condition.  It shall be a condition to the vesting of the
Performance Shares that the Company attain certain target gross profit (the "Gross Profit Condition"). If the Gross Profit (defined below) of the Company reaches the levels set forth in the chart below at any time within five (5) years from the date hereof, the percentage of the grant set forth opposite such prices below shall be deemed to have satisfied the Stock Price Condition.

                                                 Percentage of
                     Gross Profit                Grant Satisfied
                     ------------                ---------------
                     $0.00                            10%
                     $1,000,000.00                    20%
                     $2,000,000.00                    30%
                     $3,000,000.00                    40%
                     $4,000,000.00                    50%
                     $5,000,000.00                    60%
                     $6,000,000.00                    70%
                     $7,000,000.00                    80%
                     $8,000,000.00                    90%
                     $9,000,000.00                   100%

2.5 Issuance of Stock Certificates. A certificate representing the Performance Shares (or the portion thereof that has vested and become nonforfeitable) will be transferred to the Grantee as soon as practicable after satisfaction of all conditions to the grant. Grantee will instruct the Company as to the names of issuance of shares, and shall expedite delivery on the fastest means available.

2.6 Dividend Rights. If a cash dividend or other distribution is declared on shares of the Company's common stock after a Stock Price Condition has been satisfied (a "Condition Satisfaction Date"), but before the Grantee's interest in the Performance Shares is forfeited or becomes fully vested and nonforfeitable, the Company will pay the cash dividend or distribution directly to the Grantee with respect to that portion of the grant that has satisfied the Stock Price Condition. If a stock dividend is declared after a Condition Satisfaction Date, but before the Grantee's interest in the Performance Shares is forfeited or becomes fully vested and nonforfeitable, the stock dividend will be treated as part of the grant of that portion of the related Performance Shares that has satisfied the Stock Price Condition, and the Grantee's interest in such stock dividend will be forfeited or become nonforfeitable at the same time as the Performance Shares with respect to which the stock dividend was paid is forfeited or becomes nonforfeitable. The disposition of each other form of dividend that may be declared after a Condition Satisfaction Date, but before the Grantee's interest in the Performance Shares is forfeited or becomes fully vested and nonforfeitable, will be made in accordance with such rules as the Board of Directors may adopt with respect to such dividend.

2.7 Voting Rights. The Grantee will be allowed to exercise voting rights with respect to those Performance Shares that have satisfied the applicable Stock Price Condition, even though the Grantee's interest in the Performance Shares has not yet become fully vested and nonforfeitable.

3. Expenses. The Company shall reimburse the Consultant for all ordinary and necessary out-of-pocket expenses incurred on behalf of the Company. The Consultant shall furnish such receipts or other evidence of payment of such expenses as may be reasonably necessary to substantiate the same.


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4. Confidential Information.  The Consultant acknowledges that in the course of performance of this Agreement, it will have access to and will acquire Confidential Information (as hereinafter described) concerning the Company, its business and operations. The Consultant agrees that it will not disclose any Confidential Information to third parties or use any Confidential Information for any purpose other than the performance of this Agreement except as disclosure may be necessary or appropriate in the course of performing this Agreement and except for disclosures made to affiliated companies and all necessary Officers, Directors, Employees and Advisors. The term "Confidential Information" shall include all information relating to the business of the Company and all processes, services and other activities engaged in by the Company during the term of this Agreement; provided, however, that the term "Confidential Information" shall not include any information which at the time of disclosure to the Consultant is in the public domain, or which subsequently becomes a part of the public domain by publication or otherwise through no fault of the Consultant, or which the Consultant can show was in its possession or in the possession of any of its employees at or prior to the time of disclosure, or which is subsequently disclosed to the Consultant or its employees by a third party not in violation of any rights or obligations owed by such third party to the Company.

5. Indemnification. Each party to this Agreement (hereinafter an "Indemnifying Party") hereby agrees to indemnify each of the other parties to this Agreement (hereinafter an "Indemnified Party") for and hold the Indemnified Party harmless against the following: (a) any and all loss, liability or damage resulting from any breach or non-fulfillment of any agreement or obligation of the Indemnifying Party under this Agreement; and
(b) any and all actions, suits, proceedings, damages, assessments, judgments, settlements, costs and expenses, including reasonable attorneys' fees, incurred by the Indemnified Party as a result of the failure or refusal of the Indemnifying Party to defend any claim incident to or otherwise honor the foregoing provisions after having been given notice of and an opportunity to do so.

If any claim or liability shall be asserted against an Indemnified Party which would give rise to a claim by the Indemnified Party against an Indemnifying Party for indemnification under the provisions of this Paragraph 5, the Indemnified Party shall promptly notify the Indemnifying Party in writing of the same and, subject to the prior approval of the Indemnified Party, which approval shall not be unreasonably withheld, the Indemnifying Party shall be entitled at its own expense to compromise or defend any such claim. The Indemnifying Party shall keep the Indemnified Party informed of developments with respect to such claim, including any litigation, and the Indemnified Party shall not compromise or settle any action, claim, demand or litigation without the prior written consent of the Indemnifying Party, in breach of which the Indemnified Party shall have no right to indemnification under this Agreement in respect of such compromise or settlement.

6. Term; Termination. This Agreement shall be in effect for five (5) years. This Agreement shall remain in effect unless and until terminated as hereinafter provided. This Agreement may be terminated (a) by the Consultant with cause upon forty-five (45) days notice in writing to the Company; and (b) by the Company with cause upon forty-five (45) days notice in writing to the Consultant if the Consultant fails to perform its obligations under this Agreement and shall fail to cure such default prior to the effective date of termination.



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7. Independent Contractor.  The Company and the Consultant agree that the
Consultant is an independent contractor under the terms and conditions of this Agreement and shall not be deemed to be the Company's agent for any purpose whatsoever and is not granted any right or authority under this Agreement to assume or create any obligation or liability, whether expressed or implied, absolute or contingent, on the Company's behalf, or to bind the Company in any manner.

8. Miscellaneous Provisions

8.1 Notices: All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if hand delivered, mailed from within the United States by certified or registered mail, or sent by prepaid telegram to the applicable addresses appearing in the preamble to this Agreement, or to such other address as a party may have designated by like notice forwarded to the other parties hereto. All notices, except notices of change of address, shall be deemed given when mailed or hand delivered and notices of change of address shall be deemed given when received.

8.2 Binding Agreement; Non-Assignability: Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the personal representatives, heirs, devisees, successors and permitted assigns of the respective parties hereto, however none of the rights or obligations attaching to any party shall be assignable, without the express written consent of the non-assigning party.

8.3 Entire Agreement: This Agreement, and the other documents referenced herein, constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by each of the parties hereto.

8.4 Severability: Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

8.5 Headings: The headings of this Agreement are inserted for convenience and identification only, and are in no way intended to describe, interpret, define or limit the scope, extent or intent hereof.

8.6 Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.7 Application of Florida Law: This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Florida. Venue for all purposes shall be deemed to lie within Sarasota County, Florida.

8.8 Legal Fees and Costs: If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or his assigns, or its legal counsel in investigating, preparing for, prosecuting, defending against,

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or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first written above.

Diversified Resources Group, Inc.

By:/S/ O. Howard Davidsmeyer, Chairman

Cordless Power Corporation

By: /S/Christopher R. Beck, President

United Funding Solutions, Inc.

By: /S/Rebecca K. Grieco, President